Exhibit 99.1
OneSpan Inc. Announces Leadership Change

BOSTON — January 5, 2024 — OneSpan Inc. (Nasdaq: OSPN) (“OneSpan” or the “Company”) today announced a leadership change designed to strengthen its strategic plan and accelerate the pace of execution of the Company’s ongoing transformation.

Victor Limongelli, a seasoned software CEO, has been named Interim Chief Executive Officer. Mr. Limongelli replaces Matthew Moynahan, with the change effective immediately.

"OneSpan recently implemented significant changes to its operating model and we believe this is the right time for a leadership transition,” said Al Nietzel, Chair of OneSpan’s Board of Directors. “Victor has a strong track record of improved operational performance at each of the four software companies he has led, and this will be an important asset as we seek to accelerate the pace of our ongoing transformation efforts during this interim period. I look forward to working closely with him."

Mr. Nietzel added, "On behalf of the Board, I would like to thank Mr. Moynahan for his contributions to OneSpan’s transformation and wish him all the best in his future endeavors.”

Mr. Limongelli added: “OneSpan has a clear opportunity to further optimize across the organization and deliver better value for our customers, improved opportunities for our employees, and enhanced value creation for our shareholders.”

About Victor Limongelli
Mr. Limongelli, age 57, is a seasoned software executive who most recently served as Chief Executive Officer at BQE Software, a private SaaS company providing billing, accounting, and similar functionality to professional services firms, from September 2021 to April 2023. From April 2018 to August 2021, he served as Chief Executive Officer of MobileCause, Inc., a private equity-backed SaaS company focused on fundraising and donor engagement for nonprofits, and from November 2015 to April 2018, he was initially Chairman of the Board and then Chief Executive Officer of AccessData Group, a privately held security software company. From May 2003 through November 2014, Mr. Limongelli held a number of executive positions with Guidance Software, Inc., a publicly traded security software company, including over 9 years as President and 7 years as its Chief Executive Officer. Mr. Limongelli received an A.B. from Dartmouth College and a J.D. from Columbia University.

Financial Outlook Update

OneSpan is providing an update to our financial guidance and targets. We now expect that fiscal year 2023 revenue will be at the high end of the previously disclosed range of $228 million to $232 million, and that fiscal year 2023 adjusted EBITDA will achieve or exceed the high end of the previously disclosed range of $2 million to $4 million. In addition, we are reiterating our fiscal year 2023 ARR guidance of $148 million to $152 million, fiscal year 2024 revenue target of low- to mid-single digits growth over 2023 revenue and fiscal year 2024 adjusted EBITDA margin target of 20% to 23%. During 2024, we plan to continue to focus on improving our operating model, driving toward the aspirational goal of attaining a level of 30% under the “Rule of 40” framework by the time we exit 2024.

We expect a cash, cash equivalents, and short-term investments balance of $41 million to $43 million at year-end 2023. Changes in cash during the quarter ended December 31, 2023 include payments to repurchase our common stock related to the $25 million modified Dutch auction tender offer we completed on December 14, 2023, restructuring payments, capitalized expenditures and changes in net working capital items.

Non-GAAP Financial Measures

Adjusted EBITDA, adjusted EBITDA margin and the Rule of 40 framework are non-GAAP metrics. We are not providing a reconciliation of guidance or targets for adjusted EBITDA, adjusted EBITDA margin or Rule of 40 to GAAP net income, the most directly comparable GAAP measure, because we are unable to predict certain items included in GAAP net income without unreasonable efforts.

We report financial results in accordance with GAAP. We also evaluate our performance using certain non-GAAP financial metrics, including adjusted EBITDA, adjusted EBITDA margin and the Rule of 40 framework. Our management believes that these non-GAAP measures, when taken together with the corresponding GAAP financial metrics, provide useful supplemental information regarding the performance of our business.

These non-GAAP financial measures are not measures of performance under GAAP and should not be considered in isolation or as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures are useful for the purposes described below, they have limitations associated with their use, since they exclude items that may have a material impact on our reported results and may be different from similar measures used by other companies.

Definitions

We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, long-term incentive compensation, restructuring and other related charges, and certain non-recurring items, including acquisition related costs, lease exit costs, rebranding costs, and non-routine shareholder matters. We use adjusted EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that adjusted EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation, amortization, long-term incentive compensation, impairment of intangible assets, restructuring costs, and certain other non-recurring items, we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation, amortization, long-term incentive compensation, non-routine shareholder matters), deal with the structure or financing of the business (e.g., interest, one-time strategic action costs, restructuring costs, impairment charges) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). In addition, removing the impact of these items helps us compare our core business performance with that of our competitors.

We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue for a specified period.

We define the Rule of 40 as the sum of (i) our adjusted EBITDA margin for a specified period plus (ii) our year-over-year revenue growth rate, expressed as a percentage, for the same period. For example, a Rule of 40 attainment level of 30% would mean that the sum of our adjusted EBITDA margin for a specified period plus the year-over-year revenue growth rate for that period would equal 30%. We use the Rule of 40 as a financial framework because it is a well-known framework in our industry, and therefore helpful to our investors; it allows us to measure our progress in achieving a balance between adjusted EBITDA margins and revenue growth; and it enables us to measure our financial performance against those of our peers.

About OneSpan

OneSpan helps organizations accelerate digital transformations by enabling secure, compliant, and refreshingly easy customer agreements and transaction experiences. Organizations requiring high assurance security, including the integrity of end-users and the fidelity of transaction records behind every agreement, choose OneSpan to simplify and secure business processes with their partners and customers. Trusted by global blue-chip enterprises, including more than 60% of the world’s largest 100 banks, OneSpan processes millions of digital agreements and billions of transactions in 100+ countries annually.
For more information, go to www.onespan.com. You can also follow @OneSpan on Twitter or visit us on LinkedIn and Facebook.
Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking, including statements about: our intentions to strengthen our strategic plan, accelerate the pace of our transformation efforts, and deliver enhanced value creation for our shareholders; our financial guidance and targets for fiscal year 2023 and 2024; our aspirational goal of attaining a level of 30% under the “Rule of 40” framework by the time we exit 2024; and our expectations for our cash, cash equivalents, and short-term investments balance at year-end 2023. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. Factors that could materially affect our business and financial results include, but are not limited to, the factors described in the forward-looking statement disclosure and “Risk Factors” section of our most recent Annual Report on Form 10-K, as updated by the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. We do not have any intent, and disclaim any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist or changes in our expectations after the date of this press release, except as required by law.

Copyright© 2024 OneSpan North America Inc., all rights reserved. OneSpan™ is a registered or unregistered trademark of OneSpan North America Inc. or its affiliates in the U.S. and other countries.

Investor Contact:
Joe Maxa
Vice President of Investor Relations
+1-312-766-4009
joe.maxa@onespan.com